UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(PRELIMINARY COPY)

FORM 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

INTERNATIONAL TELECOMMUNICATIONS, INC.

(formerly EARTHNETMEDIA, INC.)

(Name of Registrant as Specified in its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Item 1. Information Required by Items of Schedule 14A (17 CFR 240.14a-101.)

The corporate actions disclosed herein were approved and recommended to stockholders by resolution dated June 21, 2005 and approved by the written consent of 49,842,000 shares, or 91.35% of the 54,558,800 common shares then outstanding on June 21, 2005. A certificate of amendment changing the name of the corporation from EarthNetMedia, Inc. to International Telecommunications, Inc. and increasing the authorized capital of the corporation to 200,000,000 million shares divided into 15,000,000 common shares and 50,000,000 Series A Preferred shares was filed with the Secretary of State of Nevada on June 24, 2005. The one (1) for two hundred (200) share reverse split of common shares was determined by a resolution of the Board of Directors adopted on July 15, 2005, to be effective on August 1, 2005 or at such other date as the Board may subsequently determine. Because of the overwhelming majority of common shares which have consented to the actions, no additional Written Consents of stockholders are sought.

Item 2. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Nor are we requesting any written consent to any of the actions reported herein pursuant to NRS 78.320.

Item 3. Dissenter's right of appraisal.

Rights of Dissenting Stockholders in Nevada corporations are governed by NRS (Nevada Revised Statutes) 92A.300 through 92A.500. The registrant does not believe any of these provisions provide any rights to stockholders who may wish to dissent from any of the actions reported hereby.

Item 6. Voting Securities and Principal Holders Thereof

There were 54,558,800 common shares of EarthNetMedia, Inc. outstanding on June 21, 2005, the date on which the corporate actions disclosed herein were adopted according to NRS 78.320 by the Written consent of a majority of the corporation's outstanding common shares.

The following table sets forth the beneficial ownership of EarthNetMedia common stock (the Common Stock) as of June 21, 2005 including each person or entity who is known by the Company to beneficially own more than 5% of EarthNetMedia's outstanding Common Stock; the CEO, each of the Named Executive Officers and each of the Company's directors; and all executive officers and directors as a group. Unless otherwise indicated, the address for each of the named individuals is c/o EarthNetMedia, Inc., 222 Amalfi Drive, Santa Monica, California 90402. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the table is based on 54,558,800 shares of Common Stock outstanding as of June 21, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Named Executive

Officers and Directors: Number of Shares Percent of Class

Alie Chang 24,586,000 45.0%

Felizian Paul 24,256,000 44.4%

Angi Ma 150,000 .3%

All Management 49,992,000 91.6%

All shares registered to Alie Chang and Felizian Paul were voted in favor of the corporate actions reported herein.

Item 7. Directors and Executive Officers

The directors and executive officers of the Company, as well as their ages and positions, are listed below:

Name Age Position Alie Chang 53 President and Chief Executive Officer, Director Felizian Paul 58 Chairman of the Board, Chief Financial Officer and Treasurer

Angi Ma 27 Corporate Secretary

None of the corporate actions reported herein relate in any way to the election of directors.

Item 12. Modification or Exchange of Securities

By resolution of the Board of Directors dated June 21, 2005 the Board of Directors adopted the following resolutions.

WHEREAS, the corporation wishes to decrease the number of its issued and outstanding shares of Common Stock (the "Shares") without changing the existing shareholders' equity through the reverse stock split by issuing One (1) New Common Share for each Two Hundred (200) common shares that are presently issued and outstanding (the "Reverse Stock Split");

NOW, THEREFORE, BE IT RESOLVED that the corporation carry out the Reverse Stock Split upon approval by shareholders holding a majority of the issued and outstanding Common Shares of the Corporation; and

RESOLVED, FURTHER, that the Board of Directors recommends to the shareholders that they adopt and approve the Reverse Stock Split

RESOLVED, FURTHER, that the President and Secretary of the Corporation be, and they are hereby authorized and directed, as agents of the Corporation acting together or separately, to execute and deliver any and all documents necessary to effect a One (1) for Two Hundred (200) share reverse split of the authorized and outstanding shares of the Corporation, and to take any and all actions which may be reasonably necessary to effect such Reverse Split of shares.

RESOLVED, FURTHER that any and all other actions taken by the President and Secretary of the Corporation, prior to the effective date of this Written Consent, in connection with or in anticipation of the Reverse Stock Split, are hereby approved, ratified and confirmed.

Pursuant to the resolutions related to amendment of the Articles of Incorporation, a Certificate of Amendment to the Articles of Incorporation was filed with the Secretary of State of Nevada on June 24, 2005.

On July 15, 2005 the Board of Directors adopted a follow-up resolution declaring August 1, 2005 as the effective date for the Reverse Split of shares and directing that any and all fractional shares which may result from carrying out the Reverse Stock Split of shares shall be rounded upward to the next higher whole number of shares.

The only effect of this resolution will be to reduce the total number of common shares of the corporation from 54,558,800 to 272,794 shares and thereby reduce the number of shares registered to each stockholder by the ratio of one share for each two hundred shares. It will also reduce the number of shares registered to Alie Chang from 24,586,000 to 122,930, and the number of shares registered to Felizian Paul from 24,256,000 to 121,280. It will not change the percentage of ownership of these two stockholders in the outstanding common shares of the registrant. The Reverse Split of shares will not change the $0.001 par value of the effected shares.

The Board of Director's stated the purpose for the Reverse Split of shares is to facilitate the acquisition of additional business opportunities and enhance the capital structure of the corporation with regard to the trading market for the Company's shares. Specifically, on December 31, 2004 the registrant had a net negative stockholders' equity of $625,666 which, by March 31, 2005, increased to negative $628,445. This represents stockholders equity per shares of negative $0.011 at December 31, 2004 and March 31, 2005, computed on the basis of the 54,558,200 common shares which are presently outstanding. In the view of the Board of Directors, the existence of such a large number of shares in a corporation with substantial negative net worth and very substantial operating deficits incurred since inception makes the company a very unattractive vehicle for the acquisition of other business assets, entities or opportunities. Management is presently seeking additional business acquisitions, though no definitive agreements for such acquisitions have been reached. Management does not believe that it can succeed in bringing additional business opportunities to the Company unless and until a drastic reduction in the number of outstanding shares has been effected.

Item 19. Amendment of Charter, Bylaws or Other Documents.

On June 21, 2005, the Board of Directors also adopted the following resolutions related to amending the Articles of Incorporation of EarthNetMedia, Inc.

WHEREAS, it is deemed to be in the best interest of the Corporation to amend the First Article of the Articles of incorporation of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the First Article of the Articles of Incorporation of the Corporation is hereby amended by revoking the existing Article I and substituting the following language therefor:

FIRST The name of the corporation is INTERNATIONAL TELECOMMUNICATIONS, INC.

WHEREAS, it is deemed to be in the best interest of the Corporation to amend the Fourth Article of the Articles of incorporation of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Fourth Article of the Articles of Incorporation of the Corporation is hereby amended by revoking the existing Article IV and substituting the following language therefor:

FOURTH The total authorized capital stock of the corporation shall be Two Hundred Million (200,000,000) shares. Such shares shall be divided into two classes, to wit: One Hundred Fifty Million (150,000,000) common shares having a par value of $0.001; and Fifty Million (50,000,000) Series A Preferred Shares having no par value. The Board of Directors is authorized to adopt a resolution to provide for the preferences and other incidents of ownership of Series A Preferred Shares.

In order to give effect to these resolutions, a Certificate of Amendment to the Articles of Incorporation of EarthNetMedia, Inc. which incorporates the foregoing language was filed with the Secretary of State of Nevada on June 24, 2005. A copy of this Certificate of Amendment is attached as an exhibit hereto. To date, no resolution has been adopted to provide the preferences and other incidents of ownership of Series A Preferred Shares.

Item 21. Voting Procedures.

The foregoing corporate actions were taken without a meeting or formal vote of stockholders solely on the basis of the Written Consent of a majority of 91.35% of the Company's outstanding shares which are registered to Alie Chang and Felizian Paul. No further vote of stockholders is required by the Articles of Incorporation or Bylaws of the registrant or by applicable provisions of the Nevada Revised Statutes.

Exhibits:

Exhibit (3)(I) Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHNETMEDIA, INC.

(Registrant)

Dated: July 20, 2005 By:

Alie Chang, President and C.E.O. and Director

Dated: July 20, 2005 By:

Felizian Paul, Secretary-Treasurer and Director